FILE NO. 811-620
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 11


                                    --------

             INSTITUTIONAL INVESTORS CAPITAL APPRECIATION FUND, INC.
               (Exact Name of Registrant as Specified in Charter)


                    200 Park Avenue, New York, New York 10166
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code: (212) 573-9354





                                 James H. Bluck
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                            New York, New York 10004
                     (Name and Address of Agent for Service)



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

             INSTITUTIONAL INVESTORS CAPITAL APPRECIATION FUND, INC.
                                   -----------
                              CROSS REFERENCE SHEET



N-1A ITEM NO.                                           LOCATION
-------------                                           --------

PART A   INFORMATION REQUIRED IN A PROSPECTUS

Item 1.  Front and Back Cover Pages...................  Not applicable

Item 2.  Risk/Return Summary:  Investments,
         Risks, and Performance.......................  Not applicable

Item 3.  Risk/Return Summary:  Fee Table..............  Not applicable

Item 4.  Investment Objectives, Principal
         Strategies, and Related Risks................  Investment Objective
                                                         and Strategies;
                                                         Principal Risks
Item 5.  Management's Discussion of Fund
         Performance..................................  Not Applicable

Item 6.  Management, Organization, and Capital
         Structure....................................  Portfolio Management

Item 7.  Shareholder Information......................  Share Price -- Net
                                                         Asset Value;
                                                         Purchase of Fund
                                                         Shares; Share
                                                         Purchase Options;
                                                         Redeeming Shares;
                                                         Dividends,
                                                         Distributions and
                                                         Federal Income Tax
                                                         Status

Item 8.  Distribution Arrangements....................  Purchase of Fund Shares

Item 9.  Financial Highlights Information.............  Not applicable

PART B   INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10. Cover Page and Table of Contents.............  Cover Page of the
                                                         Statement of Additional
                                                         Information; Contents

Item 11. Fund History.................................  The Fund

Item 12. Description of the Fund and Its
         Investments and Risks........................  The Fund; Investment
                                                         Objective, Policies
                                                         and Risks

Item 13. Management of the Fund.......................  Officers and Directors
                                                         of the Fund

Item 14. Control Persons and Principal Holders of
         Securities...................................  Control Persons and
                                                         Principal Holders of
                                                         Securities

Item 15. Investment Advisory and Other
         Services.....................................  Investment Advisory and
                                                         Other Services;
                                                         Independent Auditors

Item 16. Brokerage Allocation and Other
         Practices....................................  Purchase and Sale of
                                                         Portfolio Securities

Item 17. Capital Stock and Other Securities...........  Description of Capital
                                                         Stock

Item 18. Purchase, Redemption and Pricing of
         Shares.......................................  Purchase and Redemption
                                                         of Shares; Financial
                                                         Statements

Item 19. Taxation of the Fund.........................  Income Tax Status,
                                                         Dividends and
                                                         Distributions

Item 20. Underwriters.................................  Investment Advisory
                                                         and Other Services

Item 21. Calculation of Performance Data..............  Performance Information

Item 22. Financial Statements.........................  Financial Statements

PART C   OTHER INFORMATION

   INFORMATION REQUIRED TO BE INCLUDED IN PART C IS SET FORTH UNDER THE APPROPRIATE ITEM, SO NUMBERED, IN PART C TO THIS REGISTRATION STATEMENT.

                         INSTITUTIONAL INVESTORS CAPITAL
                            APPRECIATION FUND, INC.

                                   PROSPECTUS
                           O O O O O O O O O O O O O O
                                   May 1, 1999
                           O O O O O O O O O O O O O O
                                 A NO-LOAD FUND
                           O O O O O O O O O O O O O O
                               PRIMARY OBJECTIVE:
                              Capital Appreciation
                              SECONDARY OBJECTIVE:
                                     Income

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE FUND IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY.

THE OFFER AND SALE OF THE SECURITIES OFFERED BY MEANS OF THIS PROSPECTUS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SHARES OF THE FUND MAY BE OFFERED AND SOLD ONLY TO ELIGIBLE INSTITUTIONS WHOSE PRINCIPAL OFFICES ARE LOCATED IN THE STATE OF NEW YORK AND MAY NOT BE TRANSFERRED, EXCEPT TO ANOTHER ELIGIBLE INSTITUTION WHOSE PRINCIPAL OFFICE IS LOCATED IN THE STATE OF NEW YORK.

This Prospectus does not constitute an offer in any state or jurisdiction outside the State of New York.

ADDITIONAL INFORMATION AND SHAREHOLDER INQUIRIES

A current Statement of Additional Information ("SAI") which provides more detail about the Fund is on file with the Securities and Exchange Commission as part of the Fund's registration statement on Form N-1A. The SAI is incorporated herein by reference, which means that it is legally considered part of this Prospectus.

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

The SAI, annual report and semi-annual report are available without charge upon request. To obtain a copy of the current SAI, annual or semi-annual report or other information about the Fund or to make shareholder inquiries:

Call:       800-527-3713
Write to:   Institutional Investors Capital Appreciation Fund, Inc.
            c/o Shay Financial Services, Inc.
            230 West Monroe Street, Chicago, Illinois  60606

You may view information about the Fund by visiting the Securities and Exchange Commission's internet website (www.sec.gov). You can also review and obtain copies of Fund information by visiting the SEC's Public Reference Room in Washington, DC (phone 800-SEC-0330) or by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, DC 20549-6009. (The Fund's Investment Company Act File Number is 811-620.)

YOU SHOULD READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE REFERENCE.


CONTENTS

                                    PAGE                                        PAGE
Key Points...........................  2   Redeeming Shares...................... 10
Performance Summary..................  4   Understanding Performance............. 12
Fees and Expenses of the Fund........  5   Dividends, Distributions and
Eligible Institutions................  6    Federal Income Tax Status............ 12
Investment Objective and Strategies..  6   Portfolio Management.................. 13
Principal Risks......................  7   Administrator, Transfer Agent,
Share Price -- Net Asset Value.......  8    Dividend Paying Agent and Custodian.. 14
Purchase of Fund Shares..............  9   Distributor........................... 14
Share Purchase Procedures............ 10


                                ---------------

                                  KEY POINTS

ELIGIBLE INVESTMENT FOR NEW YORK SAVINGS BANKS: The Fund is designed as an investment vehicle for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law and certain other Eligible Institutions, as defined below.

ELIGIBLE INSTITUTIONS: Shares of the Fund may be purchased and owned only by, and may be transferred only to, Eligible Institutions that have their principal offices within the State of New York. An "Eligible Institution" means: (i) a savings bank or savings and loan association which is organized under the laws of the State of New York, (ii) a federal savings association organized under the laws of the United States, (iii) a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association, (iv) a life insurance department of any such savings bank, savings and loan association or savings association, (v) a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary, or (vi) a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees.

ELIGIBLE INVESTMENTS BY THE FUND: In order to maintain the Fund as an eligible investment for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law, the Fund will invest only in securities in which a savings bank may invest.

GOAL AND PRINCIPAL STRATEGIES: The Fund's primary investment objective is to achieve capital appreciation. The objective of income is secondary. The Fund seeks to achieve these objectives by investing in a diversified portfolio of equity securities consisting primarily of common stocks of U.S.-based companies whose growth, cash flow, earnings and dividend prospects are promising and whose securities are reasonably priced and have the potential for capital appreciation in the opinion of the Fund's Investment Adviser. The equity securities in which the Fund invests consist primarily of dividend-paying common stocks of large-capitalization companies, i.e., companies with a market capitalization in excess of $5 billion. There is no assurance that the Fund in fact will achieve these objectives.

RISKS: All investments in equity mutual funds, like the Fund, involve risk. Simply defined, risk is the possibility that you will lose money or not make money. Below is a summary of the principal risk factors for the Fund.

O MARKET AND INVESTMENT RISKS. The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund, and it is possible to lose money as a result of your investment.

O PORTFOLIO MANAGEMENT RISKS. The Investment Adviser's skill will affect the ability of the Fund to achieve its investment objective. The strategies employed by the Fund may not match the performance of other strategies at particular times or under particular market or economic conditions. Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

O LIMITATIONS ON THE AMOUNT OF REDEMPTIONS. The amount that can be withdrawn from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

O REGULATORY RISKS. All of the Fund's shareholders are financial institutions (or subsidiaries of, or holding companies for, financial institutions) that are regulated by state and/or federal law. Changes in federal and state regulations in effect from time to time may affect the types of securities and other instruments in which the Fund may invest and, therefore, could adversely affect the ability of the Fund to achieve its investment objectives. Regulatory changes also may affect the ability of Eligible Institutions to invest in the Fund, which could result in a reduction in the size of the Fund and have other adverse effects on the Fund.

INVESTMENTS NOT INSURED OR GUARANTEED: An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.





















              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                               PERFORMANCE SUMMARY


   The bar chart and table shown below provide an indication of the risks of investing in the Fund by showing changes in the Fund's performance from year-to-year over a 10-year period and by showing how the Fund's average annual returns for one, three, five, and ten years compare to those of a broad-based securities market index. All returns assume reinvestment of dividends. How the Fund has performed in the past is not necessarily an indication of how the Fund will perform in the future.

           YEAR-BY-YEAR TOTAL RETURNS (AS OF DECEMBER 31 OF EACH YEAR)



1989      1990     1991     1992     1993     1994      1995     1996     1997     1998

27.58%    (7.21%)  15.91%   10.23%   20.50%   (0.80%)   24.90%   20.82%   28.64%   28.85%




Best Quarter:  4th Quarter, 1998  +21.31%
Worst Quarter: 3rd Quarter, 1990  -17.10%

                          AVERAGE ANNUAL TOTAL RETURNS

                                         1 YEAR   3 YEARS  5 YEARS   10 YEARS
                                         ------   -------  -------   --------

Institutional Investors Capital
Appreciation Fund, Inc...............    28.85%   26.05%   19.93%    16.30%

S&P 500 Index*.......................    28.58%   28.23%   24.06%    19.21%

* The S&P 500 Index is the Standard & Poor's Composite Index of 500 Stocks, which is a commonly recognized unmanaged price index of 500 widely held common stocks. Unlike the Fund's returns, index returns do not reflect any fees or expenses.

                        FEES AND EXPENSES OF THE FUND


   THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD SHARES OF THE FUND.

SHAREHOLDER FEES (fees paid directly from your investment)........... NONE

ANNUAL FUND OPERATING EXPENSES (deducted from Fund assets)*

  Management Fees.................................................... 0.74%
  Distribution or Service (12b-1) Fees............................... NONE
  Other Expenses..................................................... 0.33%
   Administration, Transfer Agent and Custodian Fees.........0.14%
   Professional and Directors' Expenses......................0.14%
   Insurance, Printing and Miscellaneous Expenses............0.05%
  Total Annual Fund Operating Expenses............................... 1.07%

---------------
* Annual fund operating expense figures are for the fiscal year ended December 31, 1998, and are expressed as a percentage of the Fund's average net assets.

EXAMPLE

   This Example may help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Because it uses hypothetical conditions, your actual costs may be higher or lower.

   The Example assumes that you invest $10,000 in the Fund for the time periods indicated. The Example also assumes that your investment has a 5% return each year, all dividends and distributions are reinvested and the Fund's operating expenses described in the preceding table remain the same as a percentage of net assets. Based on these assumptions your costs would be:

                 1 YEAR     3 YEARS     5 YEARS    10 YEARS
                 ------     -------     -------    --------

                  $109        $340       $590       $1,306

ELIGIBLE INSTITUTIONS

   The Fund is designed as an investment vehicle for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law and certain other Eligible Institutions, as defined below. Shares of the Fund may be purchased and owned only by, and may be transferred only to, Eligible Institutions that are resident in the State of New York. An Eligible Institution will be deemed to be a resident of the State of New York only if it has its principal office within the State of New York. An "Eligible Institution" means:

o a savings bank or savings and loan association which is organized under the laws of the State of New York,

o  a federal savings association organized under the laws of the United States,

o a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association,

o a life insurance department of any such savings bank, savings and loan association or savings association,

o a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary, or

o a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees.

   Federal law may further restrict the ability of certain Eligible Institutions to invest in the Fund. Each Eligible Institution should consult its own advisers with respect to limitations, if any, imposed on its investments in the Fund by applicable banking laws or regulations.

INVESTMENT OBJECTIVES AND STRATEGIES

INVESTMENT OBJECTIVES

   The primary investment objective of the Fund is to achieve capital appreciation for its shareholders. The objective of income is secondary. There is no assurance that the Fund will, in fact, achieve these objectives.

   The Board of Directors may change the Fund's investment objectives without shareholder approval whenever in its judgment economic or market conditions warrant.

ELIGIBLE INVESTMENTS

   In order to maintain the Fund as an eligible investment for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law, the Fund will not make any investment or engage in any transaction which would cause the Fund's shares not to be eligible for investment by savings banks under the laws of the State of New York. That law effectively limits the types of investments which the Fund may make by generally limiting savings banks to investing in investment companies which invest in securities in which a savings bank may itself invest.

   As currently in effect, the New York Banking Law and the Banking Department's regulations thereunder and interpretations thereof operate to limit investment by the Fund to "qualified equity securities" and "qualified debt securities" in which a prudent person of discretion and intelligence in such matters who is seeking a reasonable income and preservation of capital would invest. A "qualified equity security" means an equity security which is, at the time of acquisition, listed on the New York Stock Exchange or the American Stock Exchange or for which representative high and low bid prices are regularly quoted on the National Association of Securities Dealers Automated Quotation System. A "qualified debt security" means a debt security which is not in default as to either principal or interest when acquired.

   The Fund's investments under the "prudent man" regulations of the Banking Department are subject to the further restriction that the Fund may not invest in or otherwise acquire any equity security (or security convertible into an equity security) issued by any bank, trust company, savings bank, savings and loan association, bank holding company, banking organization, life insurance company, or corporation engaged principally in the issue, flotation, underwriting, public sale or distribution of securities, except to the extent otherwise permitted by the Banking Department.

   Restrictions and policies of the Fund which are based on the laws of the State of New York applicable to savings banks and savings and loan associations may be changed by any amendments to or changes in such laws or the regulations promulgated thereunder or official interpretations of such laws and regulations, without action by the Fund's shareholders.

PRINCIPAL INVESTMENT STRATEGIES

   The Fund invests primarily in equity securities of U.S.-based companies whose growth, cash flow, earnings and dividend prospects are promising and whose securities are reasonably priced and have the potential for capital appreciation in the opinion of its Investment Adviser.

   The equity securities in which the Fund invests consist primarily of dividend-paying common stocks of large-capitalization companies, i.e., companies with a market capitalization in excess of $5 billion. The Fund may invest up to 25% of its assets in equity securities of smaller companies. The equity securities in which the Fund may invest also include common stocks that do not pay dividends, preferred stocks and corporate debt securities convertible into common stock.

   It is the Fund's policy to invest substantially all of its assets in equity securities and, to the extent reasonably practicable, at least 80% of its assets in common stock. At most times, the Fund holds no more liquid reserves than it believes necessary to provide for redemptions. However, if the Fund's Investment Adviser deems it beneficial for defensive purposes during adverse market, economic or other conditions, and subject to restrictions, if any, imposed by the New York Banking Law, the Fund may invest up to 100% of its assets temporarily in non-equity securities, such as investment grade corporate bonds, commercial paper and government securities. In taking this action, the Fund would reduce its exposure to fluctuations and risks in the market for equity securities and would increase its exposure to fluctuations and risks of the market for debt securities. These defensive actions would reduce the benefit from any upswing in the equity markets and, if the Investment Adviser does not correctly anticipate fluctuations in the equity and debt securities markets, may not contribute to the achievement of the Fund's investment objective.

   To a limited extent, the Fund also may engage in other investment practices.

   More information about the Fund's investments and strategies is provided in the Statement of Additional Information.

PRINCIPAL RISKS

   All investments in equity mutual funds, like the Fund, involve risk. Simply defined, risk is the possibility that you will lose money or not make money. The principal risk factors for the Fund are discussed below. Before you invest, please make sure you understand the risks that apply to your investment.

MARKET AND INVESTMENT RISKS

   The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio so that your shares, when redeemed, may be worth more or less than their original cost. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund, and it is possible to lose money as a result of your investment.

   The Fund may invest up to 25% of its assets in the securities of companies with a market capitalization of less than $5 billion. These companies carry additional risks because their earnings tend to be less predictable, their share prices more volatile and their securities less liquid than the securities of larger companies.

   Investments in mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PORTFOLIO STRATEGY

   The Investment Adviser's skill in choosing appropriate investments for the Fund will affect the ability of the Fund to achieve its investment objective, and the investment strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

REGULATORY RISKS

   All of the Fund's shareholders are financial institutions (or subsidiaries of, or holding companies for, financial institutions) that are regulated by state and/or federal law. Changes in federal and state regulations in effect from time to time may affect the type of securities and other instruments in which the Fund may invest and, therefore, could adversely affect the ability of the Fund to achieve its investment objectives.

   The ability of Eligible Institutions to invest in the Fund (and the amounts that they may invest) is subject to both federal and state regulation. Further regulatory restrictions on the ability of Eligible Institutions to invest in the Fund (or on the size of their investments) could result in a reduction in the size of the Fund and an increase the Fund's expense ratio, affect the Fund's ability to achieve economies of scale, result in a reduction in the Fund's investment returns and adversely affect the ability of the Fund to achieve its investment objectives.

YEAR 2000 RISKS

   Many computer software systems in use today cannot distinguish the year 2000 from the year 1900 or correctly process certain other dates after 1998 because of the way dates are encoded. These difficulties are referred to generally as the "Year 2000" issue. The Fund depends primarily on its Investment Adviser, Administrator, Transfer Agent and Custodian for operational activities and, accordingly, is dependent on the proper functioning of the computer systems used by them and by their vendors and service providers. The Fund could be adversely affected if the computer systems used by the Fund's Investment Adviser, Administrator, Transfer Agent or Custodian or other vendors or service providers do not properly process and calculate date-related information from and after January 1, 1999. Such an event could have a negative impact on the handling of securities trades, payments of dividends, pricing, processing of investments and redemptions and other accounting services, among other activities.

   Although the Fund's Investment Adviser, Administrator, Transfer Agent and Custodian have been actively working on changes to their computer systems to address potential problems and believe that their systems will be Year 2000 compliant when required, there is no assurance that the Year 2000 issue will not result in service disruptions that could have an adverse impact on the operations of the Fund.

   The Year 2000 issue affects practically all companies, organizations and markets, including companies in which the Fund invests and the markets in which they trade. At this time no one knows precisely what the degree of impact of the Year 2000 issue will be. To the extent that the impact on an investment held by the Fund or on the securities markets or the economy is negative, it could seriously affect the Fund's investment performance.

SHARE PRICE -- NET ASSET VALUE

   The price of the Fund's shares is also referred to as their NET ASSET VALUE or NAV. The net asset value per share of the Fund is determined by computing the total value of all securities and other assets of the Fund, subtracting all of its liabilities and then dividing by the total number of shares of the Fund outstanding:

  Net Asset Value  =  TOTAL ASSETS - LIABILITIES
                     ----------------------------
                     Number of Shares Outstanding

   The Fund determines net asset value per share of the Fund as of 4:00 P.M., New York time. Shares will not be priced on days on which the New York Stock Exchange is closed for trading.

   The Fund uses market prices in valuing portfolio securities, but may use fair value estimates if reliable market prices are unavailable.

PURCHASE OF FUND SHARES

   Investors purchase shares at the Fund's next-determined net asset value after the Fund receives your order to purchase. Orders to purchase shares are not binding on the Fund until accepted by the Fund. The Fund reserves the right to reject any purchase order.

   Investors in the Fund pay no shareholder transaction fees, such as sales loads or exchange fees, when purchasing shares.

PROCEDURES FOR OPENING AN ACCOUNT WITH THE FUND

   Accounts with the Fund may be established by telephone. To open an account, telephone the Fund's Distributor, Shay Financial Services Inc., at 800-527-3713.

PROCEDURES FOR PURCHASING SHARES

   Eligible Institutions may submit purchase orders by telephone for their initial investment in the Fund or any subsequent investment. To make an investment in the Fund, follow the instructions below under the heading "SHARE PURCHASE PROCEDURES."

NEXT-DAY SETTLEMENT

   The Fund permits next-day settlement for shares purchased by telephone. Next-day settlement permits an Eligible Institution to place an order by telephone to purchase Fund shares at the net asset value per share next determined after receipt of the order to purchase and to deliver payment for the order by wire transfer the following business day. Payment must be in the form of federal funds or other immediately available funds and must be received by PNC Bank prior to 4:00 P.M. New York City time on the next business day after submission of the order to purchase, or the order will be canceled.

   A purchase order is binding upon the investor. If the Fund must cancel your order because payment was not timely received, you will be responsible for the difference between the price of the shares when ordered and the price of the shares when the order is canceled, and for any fees or other losses and expenses incurred by the Fund. The Fund may redeem shares from your account in an amount equal to the amount of the difference in share price and the fees and other losses and expenses incurred, if any, and may retain the proceeds of the redemption in satisfaction of your liability to the Fund. You will continue to be responsible for any deficiency. In addition, the Fund may prohibit or restrict you from electing next-day settlement in the future or from making future purchases of the Fund's shares.

   Any funds received by the Fund in respect of a canceled purchase order will be returned upon instructions from the sender without any liability to the Fund, the Investment Adviser, the Distributor or the Custodian. If it is not possible to return the funds the same day, you will not have use of the funds until the next business day when it is possible to effect the return payment. The Fund reserves the right to reject any purchase order.

REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

   You may elect to have dividends and capital gains distributions of the Fund, when paid, reinvested in shares of the Fund at the net asset value per share determined at the close of business on the ex-dividend date. The Fund will so reinvest your dividends and capital gains distributions unless you make a contrary election at the time you open your account. You may change an election at any time prior to a record date for a dividend or distribution by notifying the Fund in writing.

SHARE CERTIFICATES

   The Fund will not issue certificates representing the Fund's shares unless you make a request in writing directly to the Fund's Administrator. Wire and telephone redemptions of shares held in certificate form are not permitted.

                            SHARE PURCHASE PROCEDURES

                         INITIAL PURCHASE
                         ----------------

TO OPEN AN ACCOUNT       Call the Fund at 800-527-3713.
OR OBTAIN INFORMATION


MINIMUM INVESTMENT       $20,000 minimum for initial investments.
                         There is no minimum for subsequent investments.

BY TELEPHONE             1. Call 800-527-3713 to submit a purchase
                         order by telephone and indicate the amount of the investment or the number of shares you desire to purchase. All purchases made by telephone must be paid by wire transfer.

                         2. Wire funds using the wire instructions below. Immediately available funds must be received by 4:00 P.M. New York City time on the next business day after the order is submitted or the order will be canceled.


METHOD OF PAYMENT AND    All payments must be made by wire transfer.
WIRE INSTRUCTIONS

                         First, call 800-527-3713 to notify the Fund that you intend to purchase shares by wire and to verify wire instructions. Then, wire funds care of PNC Bank, N.A., Philadelphia, PA:

                         ABA#: 0310-0005-3
                         BNF Mutual Fund Services / 8529992181
                         From: (NAME OF INVESTOR/SHAREHOLDER)
                         TIN: (SHAREHOLDER'S TAXPAYER IDENTIFICATION NUMBER) Account Number: (INVESTOR'S ACCOUNT NUMBER IN THE FUND) For purchase of: Institutional Investors Capital Appreciation Fund
                         Amount: (AMOUNT TO BE INVESTED)

REDEEMING SHARES

   You may withdraw any part of your account at any time by redeeming shares (subject to the conditions and limited exceptions described below). You must provide the Fund with certified resolutions of your Board of Directors or Board of Trustees (or other documentation satisfactory to the Fund) identifying persons who are authorized to effect redemptions on your behalf.

   Investors in the Fund pay no shareholder transaction fees, such as redemption fees or exchange fees, when redeeming shares.

   You may make redemption requests in writing or by telephone. If share certificates were issued to you for the shares to be redeemed, the share certificates must accompany the redemption request. Procedures for redeeming shares are described below.

   Shares are redeemed at their net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation, including share certificates, if any, for the shares being redeemed, except for certain large redemptions described below under "LIMITATION ON THE AMOUNT OF REDEMPTIONS."

   Redemption requests should be directed to the Fund's Distributor:

By telephone:       800-527-3713

By mail or          Institutional Investors Capital
overnight courier   Appreciation Fund, Inc.
                    c/o Shay Financial Services, Inc.
                    230 West Monroe Street
                    Suite 2810
                    Chicago, IL  60606

   Upon the receipt of such request in proper form as described below, the shareholder will receive from the Fund the amount of the net asset value of the redeemed shares which will be determined in accordance with the procedures described below under "LIMITATION ON THE AMOUNT OF REDEMPTIONS."

LIMITATION ON THE AMOUNT OF REDEMPTIONS

   The amount that can be redeemed from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

   If a request for redemption exceeds the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder, the redemption price for shares up to this limit will be the net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation. The computation of net asset value of any excess number of shares as to which notice is received from a shareholder will be made at 4:00 P.M., New York time, on the business day next succeeding the date of the first computation, subject to the maximum limitation of the greater of 2,500 shares or 10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding business day, until the net asset value for all shares for which notice has been received has been so determined.

   The procedures for computation of redemption prices for large redemptions may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Fund and its shareholders.

   The redemption price will be paid by the Fund within seven business days after receipt of the notice of redemption in good order by the Distributor, provided that the certificates for the shares to be redeemed, if any, have been surrendered duly endorsed for transfer, guaranteed and delivered to PFPC. In the event that the net asset value of any shares is computed on a day other than the day of delivery of notice of redemption, then the redemption price of such shares will be paid by the Fund within seven business days after such day of computation.

TELEPHONE REDEMPTIONS

   The Fund permits shareholders to redeem shares by telephone by calling the Fund at 800-527-3713. Telephone redemption instructions must include your Institutional Investors Capital Appreciation Fund account number and the dollar amount or number of shares to be redeemed.

   Telephone redemption requests are not available for shares for which share certificates have been issued.

   The Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures may include, among other things, matching the name and title of the person making a redemption request to the list of persons authorized by the shareholder to effect transactions in its account. The Fund reserves the right to refuse a telephone redemption if it believes it advisable to do so. Assuming the Fund's security procedures are followed, neither the Fund nor the Fund's Administrator, Transfer Agent or Distributor will be responsible for the authenticity of redemption instructions received by telephone and believed to be genuine, and the investor will bear any loss. The Fund may record all calls.

   During periods of substantial economic or market change, telephone redemptions may be difficult to complete. Shares may be redeemed by mail if you are unable to contact the Fund by telephone.

WRITTEN REDEMPTION REQUESTS

   To be in good order, written redemption requests must be signed EXACTLY as the account is registered by ALL persons in whose names the account is held and must include the following information and documents:

o  the account number from which shares are to be redeemed,

o  the dollar value or number of shares to be redeemed,

o  the shareholder's phone number,

o  the signatures of the account owner EXACTLY as registered on the account,

o  any certificates you are holding for the shares being redeemed.

PAYMENT (WIRING) OF REDEMPTION PROCEEDS

   Redemption proceeds will be wired to the shareholder's bank or other account shown on the Fund's records.

   Changes in the bank account for delivery of redemption proceeds must be made by written instructions signed by an authorized person.

EXCEPTIONS TO OBLIGATION TO REDEEM

  Redemptions may be suspended, and the date of payment postponed, if:

o  trading on the New York Stock Exchange is suspended or restricted,

o an emergency makes determination of net asset value or disposition of portfolio securities not reasonably practicable, or

o the Securities and Exchange Commission by order permits suspension for the protection of shareholders.

   Redemptions also may be limited, and the date of payment postponed, as described above under "LIMITATION ON THE AMOUNT OF REDEMPTIONS."

   The right of redemption may also be suspended or payment in satisfaction of redemptions postponed for such other periods as may be established by the Board of Directors if the Board of Directors determines that it is contrary to the best interests of the Fund and its other shareholders to commit the Fund to an earlier repurchase of any or all shares offered for redemption. Such determination will be made only when a prior request for redemption remains unaccepted or when the Board of Directors expressly concludes that by reason of the number of shares offered or the condition of the securities markets, there is doubt as to the ability of the Fund to liquidate sufficient assets to raise the necessary funds within an earlier time without undue sacrifice and that the existence of extraordinary conditions requires adoption of an emergency measure.

   Requests for redemption received during a period when the right to redeem is suspended may be withdrawn at any time until redemptions are recommenced.

REDEMPTION IN KIND

   The Fund reserves the right to make a "redemption in kind" -- payment in portfolio securities rather than cash -- if the Board of Directors determines that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Fund is impracticable, or payment in cash would be prejudicial to the best interests of the remaining shareholders of the Fund. The Statement of Additional Information contains supplementary details concerning redemption in kind.

UNDERSTANDING PERFORMANCE

   From time to time the Fund reports performance information in the form of total return and average annual total return. See, for example, "PERFORMANCE SUMMARY" at page 4 of this Prospectus. Total return shows the change in the value of an investment in the Fund over a specified period of time (such as one, three, five or ten years), assuming reinvestment of all dividends and distributions and after deduction of all applicable charges and expenses. The Fund's average annual total return represents the annual compounded growth rate that would produce the total return achieved over the period. The performance information reported by the Fund does not take into account any federal or state income taxes that you may pay.

DIVIDENDS, DISTRIBUTIONS AND FEDERAL INCOME TAX STATUS

DIVIDEND POLICY

   The Fund pays dividends of net investment income, if any, quarterly. The Fund usually makes distributions of net long-term capital gains, if any, realized during a fiscal year in December of that fiscal year.

   The Fund's dividend distribution will vary with the amount of dividend and other investment income received, and the expenses incurred, by the Fund. In periods of relatively low dividend and interest rates, the Fund's dividend and interest income may not exceed the Fund's expenses, so that dividend distributions may not occur or may be low.

TAX STATUS; TREATMENT OF DIVIDENDS, DISTRIBUTIONS, GAINS AND LOSSES

   TAX STATUS OF THE FUND. The Fund has elected to qualify, and intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code. The Fund intends to distribute all of its net investment income and capital gains to shareholders. Assuming that it is so qualified and makes such distributions, the Fund will not be subject to federal income tax on the net investment income and capital gains distributed. If the Fund failed to qualify as a regulated investment company or failed to meet certain 90% distribution requirements, it would be taxed as an ordinary corporation. Even if it meets these qualifications, if the Fund did not distribute 98% of its ordinary income and 98% of its capital gain net income, it would be subject to a non-deductible 4% excise tax on the amount required to be but not distributed.

   TAXATION OF DIVIDENDS AND DISTRIBUTIONS. All dividends out of net investment income, together with distributions of short-term capital gain, will be taxable as ordinary income to shareholders whether or not reinvested. Any net long-term capital gain distributed to shareholders will be taxable as long-term capital gains to shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned its shares. Long-term capital gains earned by corporate shareholders will be taxed at the same rate as ordinary income. A portion of dividends paid from net investment income attributable to dividends from domestic corporations may qualify for the dividends-received deduction for corporate shareholders. Shareholders that are tax exempt entities will not be taxed on amounts distributed to them by the Fund.

   The Fund expects to pay dividends quarterly and capital gain distributions annually, but there can be no assurance that there will be such dividends or distributions. Dividends or capital gains distributions declared in October, November or December with a record date in such a month and paid during the following January will be taxable as if received by shareholders on December 31 of the calendar year in which such dividends or distributions are declared. The Fund will notify shareholders after the close of its fiscal year of the dollar amount and the taxable status of that year's dividends and distributions.

   Shareholders buying shares immediately prior to a distribution should note that the distribution will be taxable to them even though the price of the shares will have included the amount of the forthcoming distribution.

   TAXATION OF GAINS AND LOSSES UPON SALE OR REDEMPTION. Any gain or loss realized upon a sale or redemption of Fund shares held as capital assets by a shareholder will generally be treated as long-term capital gain or loss subject to tax at a maximum rate of 20% if the shares have been held for more than one year, and otherwise will be treated as short-term capital gain or loss. However, any loss realized on the sale or redemption of Fund shares that have been held for six months or less will be treated as long-term capital loss to the extent of the amount of any capital gains dividend received by the shareholder with respect to such shares.

   Under U.S. Treasury Regulations, the Fund is required to withhold and remit to the U.S. Treasury 31% of dividends, capital gain distributions and redemption proceeds paid to shareholders that have not provided certain certified information to the Fund. In order to avoid this withholding requirement, a shareholder must certify that the taxpayer identification number provided is correct and that the shareholder is not currently subject to backup withholding or is exempt from backup withholding.

   OTHER. You should consult your own tax advisers for specific questions about the federal, state or local income tax implications of an investment in the Fund.

PORTFOLIO MANAGEMENT

INVESTMENT ADVISER

   Shay Assets Management, Inc. (the "Investment Adviser") makes the investment decisions for the Fund, subject to policies established by the Fund's Board of Directors, and is responsible for placing purchase and sale orders for portfolio securities and other investments.

   Shay Assets Management, Inc. is a registered investment adviser under the Investment Advisers Act of 1940 and serves as investment adviser to Asset Management Fund, Inc., a registered investment company comprising five fixed-income portfolios with aggregate net assets of approximately $1.5 billion at December 31, 1998, and as investment adviser to M.S.B. Fund, Inc., which had net assets at December 31, 1998, of approximately $66 million.

   The Investment Adviser's principal office is located at 230 West Monroe Street, Chicago, Illinois 60606. The Investment Adviser is controlled by Rodger
D. Shay, who is a Vice President of the Fund. Shay Assets Management, Inc., together with its predecessor, Shay Assets Management Co., has served as the Fund's investment adviser since May 19, 1995.

INVESTMENT ADVISER'S FEE

   The Fund pays the Investment Adviser a graduated investment management fee. The fee is computed at the annual rate of 0.75% of the first $100,000,000 of the Fund's average daily net assets and 0.50% of the Fund's average daily net assets in excess of $100,000,000. The fee payable to the Investment Adviser is reduced (but not below zero) to the extent the expenses of the Fund (exclusive of professional fees, such as legal and audit fees, directors' fees and expenses and distribution expenses, if any, payable under Rule 12b-1) exceed 1.10% of the Fund's average daily net assets during any fiscal year. This limitation did not result in any reduction of the Investment Adviser's fee during 1998. The total amount paid by the Fund in 1998 in respect of investment advisory services was 0.74% of the Fund's average net assets.

PORTFOLIO MANAGERS

   The individuals with primary responsibility for the management of the Fund's portfolio are John J. McCabe and Mark Trautman. Mr. McCabe and Mr. Trautman have been responsible for the Fund's investments since 1991 and 1993 respectively, first as employees of the Fund's prior investment adviser, Nationar, and currently as Portfolio Managers of Shay Assets Management, Inc.

   Mr. McCabe is Senior Vice President of the Investment Adviser and joined the Investment Adviser in May 1995. Mr. McCabe previously served as Senior Vice President and Chief Investment Officer of Nationar, the Fund's former investment adviser, from August 1991 through May 1995, and in that capacity had responsibility for the Fund's investments. Mr. McCabe is a director and past President of the New York Society of Security Analysts, a past director of the Financial Analysts Federation and a member and founding Governor of The Association for Investment Management and Research.

   Mr. Trautman is Vice President of the Investment Adviser and joined the Investment Adviser in May 1995. Prior to May 20, 1995, Mr. Trautman served as Director of Mutual Funds Investment for the Fund's former investment adviser, Nationar, and in that capacity had responsibility for the Fund's investments. He also has served as Portfolio Manager for M.S.B. Fund, Inc. since March 1993. From January 1992 through March 1993 he served as Senior Equity Analyst for the two funds.

ADMINISTRATOR, TRANSFER AGENT, DIVIDEND PAYING AGENT AND CUSTODIAN

   ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND PAYING AGENT. The Fund appointed PFPC Inc. ("PFPC" or the "Administrator"), P.O. Box 8905, Wilmington, Delaware 19899-8905, as its administrator effective May 19, 1995. PFPC also serves as the transfer agent, registrar and dividend paying agent for the Fund's shares.

   CUSTODIAN. PFPC Trust Company ("PFPC Trust" or the "Custodian"), Philadelphia, Pennsylvania, is the custodian of the Fund's investments. PFPC Trust and PFPC are affiliates of PNC Bank Corp.

DISTRIBUTOR

   Shay Financial Services, Inc. (the "Distributor") acts as the distributor of the Fund. The Distributor's principal office is located at 230 West Monroe Street, Chicago, IL 60606. The Distributor is controlled by Rodger D. Shay, a Vice President of the Fund. The Fund has authorized the Distributor to undertake certain activities in connection with the sale of shares of the Fund, including informing potential investors about the Fund through written materials, seminars and personal contacts. The Distributor does not receive any compensation from the Fund for these activities.

                                                  INSTITUTIONAL
                                                    INVESTORS
                                                     CAPITAL
                                                   APPRECIATION
                                                    FUND, INC.

                                    ----------------------------------------
                                   |                                        |
PRIMARY OBJECTIVE:                 |                                        |
Capital Appreciation               |  Institutional Investors Capital       |
                                   |   Appreciation Fund, Inc.              |
                                   |  c/o Shay Financial Services, Inc.     |
                                   |  230 West Monroe Street                |
                                   |  Chicago, Illinois  60606              |
SECONDARY OBJECTIVE:               |  800-527-3713                          |
Income                             |                                        |
                                   |                                        |
                                   |                                        |
THE OFFER AND SALE OF THE          |              STATEMENT OF              |
SECURITIES OFFERED BY MEANS OF     |              ADDITIONAL                |
THIS STATEMENT OF ADDITIONAL       |              INFORMATION               |
INFORMATION HAVE NOT BEEN          |                                        |
REGISTERED UNDER THE SECURITIES    |              May 1, 1999               |
ACT OF 1933, AS AMENDED.  SHARES   |                                        |
OF THE FUND MAY BE OFFERED AND     |  This Statement of Additional          |
SOLD ONLY TO ELIGIBLE              |  Information is not a prospectus.      |
INSTITUTIONS WHOSE PRINCIPAL       |  You should read this document in      |
OFFICES ARE LOCATED IN THE STATE   |  conjunction with the Prospectus of    |
OF NEW YORK AND MAY NOT BE         |  the Fund, dated May 1, 1999. This     |
TRANSFERRED, EXCEPT TO ANOTHER     |  document incorporates by reference    |
ELIGIBLE INSTITUTION WHOSE         |  the Prospectus and the financial      |
PRINCIPAL OFFICE IS LOCATED IN     |  statements, accompanying notes and    |
THE STATE OF NEW YORK.             |  report of independent auditors        |
                                   |  appearing in the Annual Report. You   |
                                   |  may obtain a copy of the Prospectus   |
                                   |  and the Annual Report from the Fund   |
                                   |  without charge at the above address   |
                                   |  or by calling 800-527-3713.           |
                                   |                                        |
                                    ----------------------------------------

CONTENTS
                                                                          PAGE

The Fund.............................................................        1

Investment Objective, Policies, and Risks............................        1

   Investment Objectives.............................................        1

   Risks.............................................................        1

   Fundamental Investment Policies-- Investment Restrictions
      Regarding Portfolio Securities.................................        2

   Other Investment Restrictions.....................................        3

   Issuance of Senior Securities.....................................        3

   Investments under Abnormal Market Conditions......................        4

   Writing Covered Call Options......................................        4

   Portfolio Turnover................................................        5

Purchase and Redemption of Shares....................................        6

Performance Information..............................................        8

Income Tax Status, Dividends and Distributions.......................        8

Officers and Directors of the Fund...................................        9

   Certain Other Affiliations and Business Relationships.............       15

   Compensation of Directors and Officers............................       15

   Management Ownership of Fund Securities...........................       17

Control Persons and Principal Holders of Securities..................       17

Investment Advisory and Other Services...............................       18

   Investment Adviser................................................       18

   Administrator, Transfer Agent, Shareholder Servicing Agent,
      Dividend Paying Agent and Custodian............................       20

   Distributor.......................................................       20

Independent Auditors.................................................       21

Purchase and Sale of Portfolio Securities............................       21

Expenses of the Fund.................................................       22

Description of Capital Stock.........................................       22

General Information..................................................       22

Financial Statements.................................................       23

THE FUND

          Institutional Investors Capital Appreciation Fund, Inc. (the "Fund") is a diversified, open-end management investment company. The Fund was incorporated under the laws of the State of New York on October 29, 1952.

INVESTMENT OBJECTIVES, POLICIES, AND RISKS

INVESTMENT OBJECTIVES

          The primary investment objective of the Fund is to achieve capital appreciation for its shareholders. The objective of income is secondary. The Fund seeks to achieve these objectives by investing primarily in common stocks of companies whose growth, earnings and dividend prospects are promising and whose securities are reasonably priced and have potential for capital appreciation, in the opinion of its investment adviser.

RISKS

          All investments in equity mutual funds, like the Fund, involve risk.

          MARKET AND INVESTMENT RISKS. The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio so that your shares, when redeemed, may be worth more or less than their original cost. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund.

          The Fund may invest up to 25% of its assets in the securities of companies with a market capitalization of less than $5 billion. These companies carry additional risks because their earnings tend to be less predictable, their share prices more volatile and their securities less liquid than the securities of larger companies.

          Investments in mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

          The Fund may invest from time-to-time in convertible debt securities and may, under abnormal market conditions, invest up to 100% of its assets in fixed income securities. See "INVESTMENTS UNDER ABNORMAL MARKET CONDITIONS" in this Statement of Additional Information. Investments in fixed income securities expose the Fund to the risk that interest or principal may not be paid in a timely manner. In addition, prices of fixed income securities tend to move inversely with changes in interest rates. An increase in interest rates will result in a drop in the prices of fixed income securities, which could adversely affect the Fund's share price.

          PORTFOLIO STRATEGY RISKS. The Investment Adviser's skill in choosing appropriate investments for the Fund will affect the ability of the Fund to achieve its investment objective, and the investment strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

FUNDAMENTAL INVESTMENT POLICIES -- INVESTMENT RESTRICTIONS REGARDING PORTFOLIO SECURITIES

          The following restrictions are fundamental policies and cannot be changed without approval of a majority of the Fund's outstanding voting securities. As a matter of fundamental policy, the Fund may not:

   o purchase securities of an issuer if such purchase would cause more than 25% of the value of the Fund's total assets (taken at current value) to be invested in the securities of any one issuer or group of issuers in the same industry;

   o purchase securities of an issuer if such purchase would cause more than 5% of any class of securities of such issuer to be held by the Fund;

   o purchase securities of an issuer (other than obligations of the United States and its instrumentalities) if such purchase would cause more than 5% of the Fund's total assets, taken at market value, to be invested in the securities of such issuer;

   o  invest in any issuer for the purpose of exercising control of management;

   o  underwrite securities of other issuers;

   o  purchase or sell real estate or real estate mortgage loans;

   o  deal in commodities or commodities contracts;

   o loan money, except that, subject to the restrictions, if any, imposed by the New York Banking Law, the Fund may (A) purchase debt obligations and
      (B) make sales of federal funds (loans maturing in fewer than seven days to depository institutions and generally made through the Federal Reserve System);

   o purchase on margin or sell short any security, except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities;

   o borrow money or mortgage or pledge any of its assets, except that the Fund may borrow money from banks for temporary or emergency (but not leveraging) purposes in an amount up to 5% of the Fund's total assets when the borrowing is made, and may pledge up to 15% of its assets to secure such borrowings;

   o purchase or retain securities of an issuer if any officer, director or employee of, or counsel for, the Fund is an officer, director or employee of such issuer; or

   o write, purchase or sell puts, calls or combinations thereof, except that the Fund may (A) write covered call options with respect to any or all of its portfolio securities and (B) enter into closing purchase transactions with respect to such options.

          In addition to the foregoing, the Fund will not make any investment or engage in any transaction which would cause the Fund's shares not to be eligible for investment by savings banks under the laws of the State of New York. That law effectively limits the types of investments which the Fund may make by generally limiting savings banks to investing in investment companies which invest in securities in which a savings bank may itself invest.
As currently in effect, the New York Banking Law and the Banking Department's regulations thereunder and interpretations thereof operate to limit investment by the Fund to "qualified equity securities" and "qualified debt securities" in which a prudent person of discretion and intelligence in such matters who is seeking a reasonable income and preservation of capital would invest. A "qualified equity security" means an equity security which is, at the time of acquisition, listed on the New York Stock Exchange or the American Stock Exchange or for which representative high and low bid prices are regularly quoted on the National Association of Securities Dealers Automated Quotation System. A "qualified debt security" means a debt security which is not in default as to either principal or interest when acquired. The Fund's investments under the "prudent man" regulations of the Banking Department are subject to the further restriction that the Fund may not invest in or otherwise acquire any equity security (or security convertible into an equity security) issued by any bank, trust company, savings bank, savings and loan association, bank holding company, banking organization, life insurance company, or corporation engaged principally in the issue, flotation, underwriting, public sale or distribution of securities except to the extent otherwise permitted by the Banking Department.

          Restrictions and policies of the Fund which are based on the laws of the State of New York applicable to savings banks and savings and loan associations may be changed by any amendments to or changes in such laws or the regulations promulgated thereunder or official interpretations of such laws and regulations, without action by the Fund's shareholders.

OTHER INVESTMENT RESTRICTIONS

          In addition to the restrictions identified above as "Fundamental Policies", the Fund may not:

   o invest in securities of any other investment company, except as may be acquired as part of a merger, consolidation or other acquisition of assets, and as may be consistent with applicable banking laws of the State of New York;

   o purchase any security if, as a result of such transaction, more than 10% in the aggregate of the Fund's total assets (at current value) would be invested in (A) securities restricted as to disposition under federal securities laws and (B) securities for which there are no readily available market quotations;

   o participate on a joint or joint and several basis in any trading account in securities; or

   o invest in the securities of issuers which, together with any predecessors, have a record of less than three years of continuous operation.

ISSUANCE OF SENIOR SECURITIES

          The Fund does not issue senior securities, except that it may borrow money for temporary administrative or liquidity (but not leveraging) purposes, as described above under "FUNDAMENTAL INVESTMENT POLICIES." The Fund may borrow only from banks up to an amount not in excess of 5% of the value of the Fund's total assets at the time of the loan, repayable in not more than 60 days. This policy is a fundamental investment policy of the Fund and may not be altered, amended, or repealed except as authorized by the vote of a majority of the outstanding shares of the Fund.

INVESTMENTS UNDER ABNORMAL MARKET CONDITIONS

          Under normal market conditions, it is the Fund's policy to invest substantially all of its assets in equity securities. However, if the Fund's Investment Adviser deems it beneficial for defensive purposes during adverse market, economic or other conditions, the Fund may invest up to 100% of its assets temporarily in short-term non-equity securities, such as investment grade corporate bonds, commercial paper and government securities. In taking this action, the Fund would reduce its exposure to fluctuations and risks in the market for equity securities and would increase its exposure to fluctuations and risks of the market for debt securities. These defensive actions would reduce the benefit from any upswing in the equity markets and, if the Investment Adviser does not correctly anticipate fluctuations in the equity and debt securities markets, may not contribute to the achievement of the Fund's investment objective.

WRITING COVERED CALL OPTIONS

          COVERED CALL OPTIONS. The Fund may engage in writing (i.e., selling) call options listed on organized securities exchanges with respect to securities owned by the Fund (called "covered" options). Except in the circumstances described below, the Fund will not sell any security subject to a call option written by the Fund so long as that option is outstanding. Call options are currently listed on the Chicago Board Options Exchange and the New York, American, Midwest and Pacific Stock Exchanges. A call option gives the purchaser the right to buy a security from the Fund at a fixed price (the "exercise price") at any time prior to the expiration of the option contract regardless of the market price of the security at that time. In return for such right, the purchaser pays the Fund a premium which the Fund retains whether or not the purchaser exercises the option. The premium represents consideration to the Fund for undertaking the option obligation and thereby foregoing (during the period of the option) the opportunity to profit from an increase in the market price of the underlying security above the exercise price. For example, assume the Fund owns 100 shares of XYZ and, at a time when the market price of XYZ was $50 per share, the Fund wrote a six month call option on those shares at an exercise price of $50 for a premium of $500 (less transaction costs). If the price of XYZ declined to $40 per share the call would not likely be exercised. The 100 XYZ shares would have declined $1,000 in value and the Fund would have received income in the amount of $500. On the other hand, should the price of XYZ rise to $60 per share the call would likely be exercised with the result that, in exchange for the $500 premium, the Fund would have foregone the $1,000 appreciation on the underlying shares.

          When the Fund writes an option, the securities subject to the option will be segregated or otherwise held for delivery in accordance with the requirements of any applicable securities exchange. The Fund may purchase call options only for the purpose of closing out a previous option commitment (called a "closing purchase transaction"). A closing purchase transaction is made by buying an option with identical terms as an option previously written, resulting in the cancellation of the Fund's previous option obligation. If the Fund wishes to sell securities on which it has options outstanding it would execute a closing purchase transaction prior to selling the securities. A profit or loss may be realized on a closing purchase transaction if the amount paid to purchase a call option previously written is less or more than the amount received from its sale.

          The writing of covered call options involves certain risks. An option position may be closed out only on an exchange which provides a market for an option of the same series. Although the Fund will generally write only those call options for which there appears to be an active market, there is no assurance that an active market on an exchange will exist for any particular option at any particular time. If the Fund as a covered call option writer is unable to effect a closing purchase transaction in a secondary market, it would, as a result, be subject to any price decline in the underlying security. If such a situation were to arise, the Fund's Investment Adviser would determine whether to hold the underlying securities and risk depreciation in their market value or to sell the securities and substitute cash or other securities as collateral for the option obligation.

          In general, premiums received on options which are not exercised and gains or losses realized on closing purchase transactions are treated as short-term capital gains or losses. When an option is exercised the premium is added to the exercise price and the resulting gain or loss is characterized as a short- or long-term capital gain or loss depending on the holding period of the underlying securities. In general, brokerage commissions associated with buying and selling call options are higher than those associated with other securities transactions.

          The Board of Directors has directed the Fund's Investment Adviser to write options only in situations where the exercise price plus the premium (less transaction costs) would, at the time the option is written, equal a price at which the Investment Adviser would recommend selling the underlying securities because of fundamental investment considerations. Consequently, the Fund does not believe that option writing has a material effect on the Fund's portfolio turnover rate, and the Fund believes that option writing may contribute both to the capital appreciation and income objectives of the Fund. In addition, the Board of Directors has directed the Investment Adviser to restrict option writing so that no more than 15% of the Fund's total assets may be subject to outstanding options at any time. The Board of Directors may change these restrictions whenever such changes appear to be in the best interest of the Fund.

PORTFOLIO TURNOVER

          Although the Fund does not intend to engage in substantial short-term trading, it may, in order to take advantage of new investment opportunities or to preserve gains or limit losses, sell portfolio securities without regard to the length of time that they have been held. The Fund's annual portfolio turnover rate was 48%, 27% and 22% in 1996, 1997 and 1998, respectively. The portfolio turnover rate is determined by dividing the amount of the lesser of the purchases or sales during the year by the average value of the Fund's portfolio securities during such year. The portfolio turnover rate of the Fund is not normally expected to exceed 75% but may do so if the Fund's investment objectives and policies in the light of market conditions require more frequent trades.

PURCHASE AND REDEMPTION OF SHARES

     PROCEDURE FOR PURCHASING AND REDEEMING SHARES. Shares are purchased through the Fund's Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

     PURCHASE AND REDEMPTION AT NET ASSET VALUE. Investors may purchase shares of the Fund at the Fund's net asset value per share next determined after receipt of an order for purchase as described in the Prospectus.

     Investors may redeem shares of the Fund at the Fund's net asset value per share. However, the amount that can be redeemed from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

     If a request for redemption exceeds the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder, the redemption price for shares up to this limit will be the net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation. The computation of net asset value of any excess number of shares as to which notice is received from a shareholder will be made at 4:00 P.M., New York time, on the Business Day next succeeding the date of the first computation, subject to the maximum limitation of the greater of 2,500 shares or 10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding Business Day, until the net asset value for all shares for which notice has been received has been so determined.

     The procedures for computation of redemption prices for large redemptions may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Fund and its shareholders.

     DETERMINATION OF NET ASSET VALUE. Net asset value per share of the Fund is determined as of 4:00 P.M., New York time. The Fund computes its net asset value once daily on days the New York Stock Exchange is open for trading. Purchase orders received prior to 4:00 P.M., New York time, on a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on such day. Orders received after 4:00 P.M., New York time, on a trading day or on a day which is not a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on the next trading day.

     The net asset value per share of the Fund is determined by computing the total value of all securities and other assets of the Fund, subtracting all of its liabilities and then dividing by the total number of shares of the Fund outstanding. For purposes of such computation, a security listed on a national securities exchange or on the NASDAQ National Market System is valued at the last reported sale price thereof on the exchange or system where the security is principally traded. If no trade occurs on such exchange or system on the date of computation, such security will be valued at the mean of the last bid and asked prices on such day on such exchange or system.

     Securities not listed on a national securities exchange or on the NASDAQ National Market System but traded in an over-the-counter market are valued at the average of the last bid and asked prices prior to the computation. Short term interest-bearing investments for which market quotations are not available are valued at cost plus discount earned, which the Board of Directors has determined to be fair value. Other securities are valued at their fair value, as determined in good faith by the Board of Directors of the Fund.

     Securities underlying outstanding call options written by the Fund are valued at their market price as determined above. Premiums received on the sale of call options are included in the net asset value; however, the current market value of outstanding options written by the Fund is deducted in computing net asset value. The current market value of an option listed on an organized securities exchange is based on the last sales price on such exchange prior to 4:00 P.M., New York time, or, if none, the mean of the last bid and asked prices as of 4:00 P.M., New York time.

     PROCEDURE FOR PURCHASING AND REDEEMING SHARES. Shares are purchased through the Fund's Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

     REDEMPTION IN KIND. The Fund reserves the right to make redemption payments, in whole or in part, in kind, in securities or other assets of the Fund. Payment in kind will be made only if the Board of Directors determines that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Fund is impracticable, or payment in cash would be prejudicial to the best interests of the remaining shareholders of the Fund. In making any such payment in kind, the Fund will, as nearly as may be practicable, deliver securities or other assets of a market value representing the same proportionate interest in the assets of the Fund as is represented by the shares so to be paid for. Any shortfall will be made up in cash. The Fund reserves the right to select from each portfolio holding a number of shares which will reflect the portfolio make-up or to select shares from one or more portfolio investments. Whenever delivery of securities or other assets is to be made for a redemption in kind, such delivery will be made as promptly as practicable after receipt by the Distributor of a request for redemption in proper form accompanied by such other documents as the Fund may require.

     Investors receiving an in-kind redemption payment will incur a brokerage charge on the disposition of the securities through a broker.

PERFORMANCE INFORMATION

          The following table sets forth the total return on an investment in the Fund for the one-, three-, five- and ten-year periods ended December 31, 1998, and the average annual total return for such periods.

             INSTITUTIONAL INVESTORS CAPITAL APPRECIATION FUND, INC.
                                TOTAL RETURN DATA

                                         PERIODS ENDED DECEMBER 31, 1998
                                    -----------------------------------------

                                    1 YEAR     3 YEARS    5 YEARS    10 YEARS
                                    ------     -------    -------    --------
      Total Return................  28.85%     100.28%     148.15%     352.88%

      Average Annual Total Return.  28.85%      26.05%      19.93%      16.30%


            Total return shows the percentage change in the value of an investment in the Fund over the specified periods, assuming (i) a hypothetical investment of $1,000 at the beginning of the period, (ii) reinvestment of all dividends and distributions and (iii) deduction of all applicable charges and expenses. The Fund's average annual total return represents the annual compounded growth rate that would produce the total return achieved over the applicable period. For example, as indicated in the table above, a 19.93% average annual rate of return would produce a total return of 148.15% over a five-year period. The performance information reported above does not take into account any federal or state income taxes that may be payable by an investor.

            The foregoing information is a statement of the past record of the Fund and should not be construed as a representation or prediction of future results. The investment return and principal value of an investment in the Fund will fluctuate with changing market conditions so that an investor's shares, when redeemed, may be worth more or less than their original cost. Comparisons of total returns on a year-to-year basis may facilitate an understanding of how changing market conditions affect the Fund. The average annual total return permits an investor to identify the overall rate of return achieved by the Fund during a multi-year period without regard to year-to-year variations.

INCOME TAX STATUS, DIVIDENDS AND DISTRIBUTIONS

            The Fund has elected to qualify, and intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code. It is the Fund's policy to distribute all of its net investment income (income from dividends and interest, less expenses) and net short-term capital gain, if any, as income dividends and to distribute substantially all net long-term capital gain (net of short-term capital loss) on sales of portfolio securities as capital gain distributions. If the Fund should fail to qualify for Subchapter M status, it would be subject to federal corporate income tax on its net investment income and capital gains. In addition, distributions to shareholders would be taxed as corporate dividends at ordinary income rates. No portion of the dividends would be afforded capital gains treatment. In the event the Fund fails to distribute to shareholders in a calendar year an amount equal to the sum of (i) 98% of its ordinary income (excluding capital gain), (ii) 98% of its capital gain net income (determined for the applicable twelve-month test period), and (iii) the amount, if any, of ordinary income and capital gain not distributed in the preceding calendar year, it would be subject to a nondeductible 4% excise tax on the amounts not distributed. Because the Fund expects to distribute all of its net investment income and net capital gain, it does not expect to incur a liability for this tax.

            In general, the portion of the dividends paid by the Fund out of qualifying dividends received by the Fund from domestic corporations with respect to shares which are held by the Fund for at least 46 days (excluding certain periods during which the Fund's risk of loss is diminished), other than with respect to certain cumulative dividends on preferred stock and designated as such by the Fund will be eligible, whether paid in cash or in additional shares, for the federal income tax 70% dividends-received deduction that is available to certain corporate taxpayers. Because a portion of the dividends paid by the Fund will be paid out of, in addition to such qualifying dividends, other income such as interest income and net short-term capital gains realized by the Fund, less than 100% of the dividends will be eligible for the 70% dividends-received deduction. Dividends paid on shares of the Fund will not be eligible for the dividends-received deduction if the corporate shareholder holds such shares less than 46 days.

            Other Code provisions may also limit the availability of the dividends-received deduction to shareholders. For example, the 70% dividends-received deduction cannot, in general, exceed 70% of a corporation's taxable income (determined without regard to the 70% dividends-received deduction). In addition, the Code reduces the 70% dividends-received deduction with respect to portfolio stock where debt is attributable to the investment in such stock. In addition, the 70% dividends-received deduction is not permitted for purposes of calculating a shareholder's alternative minimum tax.

            Shareholders should consult their own tax advisers concerning these and other matters that may be applicable to their specific tax situation, including the effects of any changes in the tax law.

OFFICERS AND DIRECTORS OF THE FUND

            The directors of the Fund, in addition to reviewing the actions of the Fund's Investment Adviser, decide upon matters of general policy at their regular meetings. The Fund's officers supervise the business operations of the Fund.

            The Fund has fifteen directors who are elected for staggered terms of three years each. The directors and officers of the Fund, together with their addresses and ages, their positions with the Fund, the years of expiration of their terms as directors and their principal occupations for the last five years (together with other relevant experience), are set forth in the following table.


                                POSITION(S) HELD WITH
                                REGISTRANT AND
                                EXPIRATION
NAME, AGE AND ADDRESS           OF TERM AS A DIRECTOR  PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS
---------------------           ---------------------  -----------------------------------------

HARRY P. DOHERTY (Age 56)*+     President, Director    Chairman of the Board and Chief Executive Officer,
15 Beach Street                 (2000)                 Staten Island Bancorp, Inc., and Chairman and Chief
Staten Island, NY 10304                                Executive Officer of its principal subsidiary, Staten
                                                       Island Savings Bank.

JOSEPH L. MANCINO (Age 61)*     Executive Vice         Chairman of the Board, President and Chief Executive
1400 Old Northern Boulevard     President,             Officer, The Roslyn Savings Bank.
Roslyn, NY 11576                Director (2001)

MICHAEL R. KALLET (Age 48)*     Vice President,        President and Chief Executive Officer, Oneida Savings
182 Main Street                 Director (2002)        Bank.
Oneida, NY 13421

RALPH F. BROUTY (Age 69)        Director               Chairman of the Board and Chief Executive Officer,
111 Clinton Street              (2000)                 Watertown Savings Bank.
Watertown, NY 13601

ROBERT P. CAPONE (Age 44)       Director               Chairman of the Board, President and Chief Executive
10 Bank Street                  (2002)                 Officer, Community Mutual Savings Bank.
White Plains, NY 10606

TIMOTHY A. DEMPSEY (Age 65)     Director               Chairman of the Board and Chief Executive Officer,
18 Oakland Avenue               (2001)                 Warwick Community Bancorp, Inc. Savings Bank and
P.O. Box 591                                           Chairman of the Board and Chief Executive Officer of
Warwick, NY 10990-0591                                 its principal subsidiary, The Warwick Savings Bank.

CHRIS C. GAGAS (Age 68)         Director               Chairman of the Board, President and Chief Executive
214 West First Street           (2002)                 Officer, Oswego City Savings Bank.
Oswego, NY 13126


----------------

*     These directors are regarded as interested persons under the Investment Company Act of 1940 by virtue of their positions as officers of the Fund.

+     This director may be regarded as an "interested person" under the Investment Company Act of 1940 because he is a director of America's Community Bankers. See "CERTAIN OTHER AFFILIATIONS AND BUSINESS
      RELATIONSHIPS."


                                POSITION(S) HELD WITH
                                REGISTRANT AND
                                EXPIRATION
NAME, AGE AND ADDRESS           OF TERM AS A DIRECTOR  PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS
---------------------           ---------------------  -----------------------------------------

JOSEPH R. FICALORA (Age 52)     Director               Chairman, President and Chief Executive Officer, Queens
38-25 Main Street               (2002)                 County Bancorp, Inc. and President of Queens County
Flushing, NY  11354                                    Savings Bank, its principal subsidiary.

STEPHEN J. KELLY (Age 45)       Director               President and Chief Executive Officer, Rhinebeck
23 Montgomery Street            (2000)                 Savings Bank.
Rhinebeck, NY 12572

CLIFFORD E. KELSEY, JR.         Director               Director and former President and Chief Executive
(Age 66)                        (2001)                 Officer, Goshen Savings Bank.
1 South Church Street
Goshen, NY 10924

ROBERT E. KERNAN, JR. (Age 56)  Director               President and Chief Executive Officer, The Seneca Falls
19 Cayuga Street                (2002)                 Savings Bank.
Seneca Falls, NY 13148

WILLIAM A. McKENNA, JR.         Director               Chairman of the Board, President and Chief Executive
(Age 62)                        (2000)                 Officer, Ridgewood Savings Bank.
71-02 Forest Avenue
Ridgewood, NY 11385

CLIFFORD M. MILLER (Age 57)     Director               Chairman of the Board, President and Chief Executive
P.O. Box 3337                   (2002)                 Officer, Ulster Savings Bank.
Kingston, NY 12402

VINCENT F. PALAGIANO (Age 58)   Director               Chairman of the Board and Chief Executive Officer, The
209 Havemeyer Street            (2000)                 Dime Savings Bank of Williamsburgh.
Brooklyn, NY 11211

CHARLES M. SPROCK (Age 59)      Director               Chairman of the Board, President and Chief Executive
100 On the Mall                 (2001)                 Officer, The Rome Savings Bank.
Rome, NY 13340


                                POSITION(S) HELD WITH
                                REGISTRANT AND
                                EXPIRATION
NAME, AGE AND ADDRESS           OF TERM AS A DIRECTOR  PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS
---------------------           ---------------------  -----------------------------------------

RODGER D. SHAY (Age 62)         Vice President and     Mr. Shay has been Chairman and the sole director of the
1000 Brickell Avenue            Assistant Secretary    Fund's investment adviser, Shay Assets Management,
Miami, FL  33131                                       Inc., since November 1997 and previously served as its
                                                       President and as a director from 1990 to 1997. Mr. Shay
                                                       also has served as Chairman and the sole director of
                                                       the Fund's distributor, Shay Financial Services, Inc.,
                                                       since November 1997 and previously served as its
                                                       President and as a director from 1990 to 1997. Mr. Shay
                                                       held similar positions with Shay Assets Management Co.
                                                       and Shay Financial Services Co., which served as the
                                                       Fund's investment adviser and distributor,
                                                       respectively, from 1995 through December 1997. Mr. Shay
                                                       has been the Chairman, sole director and President of
                                                       Shay Investment Services, Inc., an enterprise which
                                                       owns 100% of Shay Assets Management, Inc., and Shay
                                                       Financial Services, Inc., since 1990. He serves or has
                                                       previously served in the following capacities: Chairman
                                                       and a Director, Asset Management Fund, Inc., a
                                                       registered investment company; Vice President and
                                                       Assistant Secretary of M.S.B. Fund, Inc., a registered
                                                       investment company; and Director, First Home Savings
                                                       Bank, S.L.A. since 1990. He previously was employed by
                                                       certain subsidiaries of Merrill Lynch & Co. from 1955
                                                       to 1981, where he served in various executive positions
                                                       including Chairman of the Board of Merrill Lynch
                                                       Government Securities, Inc., Chairman of the Board of
                                                       Merrill Lynch Money Market Securities, Inc. and
                                                       Managing Director of the Debt Trading Division of
                                                       Merrill Lynch, Pierce, Fenner & Smith Inc.


EDWARD E. SAMMONS, JR.          Vice President and     Mr. Sammons has been President of the Fund's investment
(Age 59)                        Secretary              adviser, Shay Assets Management, Inc., since November
230 West Monroe Street,                                1997 and previously served as its Executive Vice
Suite 810                                              President from 1990 to 1997.  Mr. Sammons also has
Chicago, IL  60606                                     served as Executive Vice President of the Fund's
                                                       distributor, Shay Financial Services, Inc., since
                                                       1990.  He also held the position of Executive Vice
                                                       President with Shay Assets Management Co. and Shay
                                                       Financial Services Co. from 1990 through December
                                                       1997.  These companies served as the Fund's investment
                                                       adviser and distributor, respectively, from 1995
                                                       through December 1997.  Mr. Sammons has served as
                                                       Executive Vice President of Shay Investment Services,
                                                       Inc., since September 1990.  He serves or has
                                                       previously served in the following capacities:
                                                       President and Treasurer of Asset Management Fund, Inc.,
                                                       a registered investment company; Vice President and
                                                       Secretary of M.S.B. Fund, Inc.; Vice President, from
                                                       1987 to 1990, Advance America Funds, Inc.; and Senior
                                                       Vice President and Manager of Fixed Income Securities,
                                                       Republic National Bank in Dallas from 1962 to 1983.

JOHN J. McCABE (Age 55)         Vice President         Mr. McCabe has been a Senior Vice President of Shay
200 Park Avenue, 45th Floor                            Assets Management, Inc. since June 1995 and held the
New York, New York 10166                               comparable position with Shay Assets Management Co.
                                                       through December 1997. From August 1991 through May
                                                       1995, he was Senior Vice President and Chief Investment
                                                       Officer of Nationar. He also serves as a Vice President
                                                       of M.S.B. Fund, Inc. He previously served as Managing
                                                       Director and Portfolio Manager at Sterling Manhattan
                                                       Corporation, an investment banking firm, for
                                                       approximately three years and in various positions at
                                                       Bankers Trust Company, including Director of Investment
                                                       Research and Managing Director of the Investment
                                                       Management Group. Mr. McCabe is a director and past
                                                       President of the New York Society of Security Analysts,
                                                       a past director of the Financial Analysts Federation
                                                       and a member and founding Governor of The Association
                                                       for Investment Management and Research.

                                POSITION(S) HELD WITH
                                REGISTRANT AND
                                EXPIRATION
NAME, AGE AND ADDRESS           OF TERM AS A DIRECTOR  PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS
---------------------           ---------------------  -----------------------------------------

MARK F. TRAUTMAN (Age 33)       Vice President         Mr. Trautman has been a Vice President of Shay Assets
200 Park Avenue, 45th Floor                            Management, Inc. since June 1995 and held the
New York, New York 10166                               comparable position with Shay Assets Management Co.
                                                       through December 1997. He has been Portfolio Manager of
                                                       the Fund since March 1993. From March 1993 through May
                                                       1995, he served as Director of Mutual Funds Investment
                                                       of Nationar. He also serves as a Vice President and
                                                       Portfolio Manager for M.S.B. Fund, Inc. From January
                                                       1992 through March 1993 he served as Senior Equity
                                                       Analyst for the two funds. From December 1988 through
                                                       December 1991, Mr. Trautman was a Senior Associate with
                                                       Sterling Manhattan Corporation. From June 1987 through
                                                       November 1988, Mr. Trautman held the position of
                                                       Treasury Analyst at Thomson McKinnon Securities, Inc.,
                                                       a securities brokerage firm. He is also a member of The
                                                       New York Society of Security Analysts and The
                                                       Association for Investment Management and Research.

JAY F. NUSBLATT (Age 38)        Treasurer              Mr. Nusblatt has been Vice President and Director of
103 Bellevue Parkway                                   Fund Accounting and Administration of PFPC Inc., the
Wilmington, Delaware 19809                             Fund's administrator, since March 1993.  He was
                                                       previously employed as an Assistant Vice President of
                                                       Fund/Plan Services, Inc., with responsibility for
                                                       financial reporting and fund administration, from 1989
                                                       to 1993.  Mr. Nusblatt also serves as Treasurer of
                                                       M.S.B. Fund, Inc. and as an officer of other investment
                                                       companies registered under the Investment Company Act
                                                       of 1940 who are clients of PFPC Inc.


            Harry P. Doherty, Timothy A. Dempsey and William A. McKenna also are directors of M.S.B. Fund, Inc., a registered investment company affiliated with the Fund by virtue of having a common investment adviser. Messrs. Shay, Sammons, McCabe, Trautman and Nusblatt also are officers of M.S.B. Fund, Inc.

            The Fund has an Executive Committee, composed of Messrs. Doherty, Kallet, Mancino and McKenna, which meets from time to time, as necessary, between meetings of the Board to consider matters concerning the Fund. Subject to limitations provided by law and the Fund's by-laws, the Executive Committee is authorized to exercise the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board of Directors.

            Each of the directors of the Fund is an officer or director of an Eligible Institution or of a holding company which controls one or more Eligible Institutions. Any of such Eligible Institutions may from time to time purchase at its discretion sufficient shares of the Fund so that its holding may exceed 5% of the then outstanding shares of the Fund. Eligible Institutions are not restricted by the Fund as to the number of shares of the Fund that they may purchase or hold. (See "CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.")

CERTAIN OTHER AFFILIATIONS AND BUSINESS RELATIONSHIPS

            Certain officers and directors of the Fund are also officers, employees or directors of Shay Assets Management, Inc. ("SAMI") and Shay Financial Services, Inc. ("SFSI"). Messrs. Rodger D. Shay, Edward E. Sammons, Jr., John J. McCabe and Mark F. Trautman, who are officers of the Fund, are officers and employees of SAMI. Mr. Shay is the sole director of SAMI, SFSI and Shay Investment Services, Inc. ("SISI"), which is the sole stockholder of SAMI and SFSI. Mr. Shay also is the majority stockholder of SISI.

            Harry P. Doherty, a director of the Fund, also holds positions with affiliates of Shay Assets Management Co., which, prior to December, 1997, served as the Fund's investment adviser. Mr. Doherty is a director of America's Community Bankers (the "Association"). Prior to December 7, 1997, the Association owned through subsidiaries a 50% interest in Shay Assets Management Co. and Shay Financial Services Co., which served as the Fund's investment adviser and distributor, respectively, from May 1995 to December 7, 1997. Mr. Doherty may be considered an "interested person" as the result of his continued position with the Association and the interest of the Association in certain royalty and other payments that will be made by SISI and its affiliates to the Association and its affiliates.

COMPENSATION OF DIRECTORS AND OFFICERS

            Directors of the Fund receive compensation for their services as directors consisting of:

   o a $3,000 annual retainer per director, payable in four quarterly installments

   o a per-meeting fee of $500 for each meeting of the Board of Directors attended in person

   o a per-meeting fee of $250 for each meeting of a Board committee attended in person on a date on which a meeting of the Board of Directors is not held.

No additional fee is paid for telephonic meetings. The Board of Directors meets quarterly. Directors are also reimbursed for reasonable expenses incurred in attending meetings or otherwise incurred in connection with their attention to the affairs of the Fund.

     In recognition of the additional responsibilities and duties performed by the President of the Fund, the President receives an additional annual retainer of $2,000, payable in four quarterly installments, which is in addition to the compensation the President receives as a director.

     The other officers of the Fund do not receive any compensation from the Fund other than the compensation they may receive as directors of the Fund. No fee is payable for telephonic meetings of the Board of Directors or any committee. No pension or retirement benefits are paid to directors, advisory board members, or executive officers.

          The total compensation paid to the directors and officers for service during 1998 was $75,000. The Fund also reimburses directors and officers for their reasonable expenses incurred in attending meetings or otherwise in connection with their attention to the affairs of the Fund. The total amount of expenses incurred during 1998 for which the directors were reimbursed was $9,218. The Fund does not provide officers and directors directly or indirectly with any pension or retirement benefits.

          The following table sets forth the aggregate compensation received by each director of the Fund from the Fund and any other investment company having the same investment adviser for services as a director or officer during 1998. Such compensation does not include reimbursements to the directors for their expenses incurred in connection with their activities as directors.

                              COMPENSATION TABLE



                           AGGREGATE             TOTAL COMPENSATION FROM
                          COMPENSATION            FUND AND FUND COMPLEX
NAME OF DIRECTOR           FROM FUND                PAID TO DIRECTORS
----------------           ---------                -----------------

Ralph F. Brouty              $5,000                       $5,000
Robert P. Capone             $5,000                       $5,000
Timothy A. Dempsey           $5,000                       $9,750 (1)
Harry P. Doherty             $7,000                      $12,000 (1)
Chris C. Gagas               $5,000                       $5,000
Edward P. Henson             $5,000                       $5,000
Michael R. Kallet            $4,500                       $4,500
Stephen J. Kelly             $5,000                       $5,000
Clifford E. Kelsey, Jr.      $5,000                       $5,000
Robert E. Kernan, Jr.        $4,500                       $4,500
Joseph L. Mancino            $5,000                       $5,000


                           AGGREGATE             TOTAL COMPENSATION FROM
                          COMPENSATION            FUND AND FUND COMPLEX
NAME OF DIRECTOR           FROM FUND                PAID TO DIRECTORS
----------------           ---------                -----------------

William A. McKenna, Jr.      $5,000                       $9,500 (1)
Vincent F. Palagiano         $5,000                       $5,000
Charles M. Sprock            $4,000                       $4,000
John M. Tsimbinos            $5,000                       $5,000


----------------

(1) Includes compensation received as a director or officer of one other investment company having the same investment adviser as the Fund.


MANAGEMENT OWNERSHIP OF FUND SECURITIES

          Although no officer or director of the Fund owns any equity securities of the Fund, each director of the Fund is an officer or director of an Eligible Institution, and it is expected that such Eligible Institutions may, from time to time, purchase shares of the Fund. All such directors disclaim beneficial ownership of any such shares. The Eligible Institutions with which the directors are affiliated owned approximately 93% of the outstanding shares of the Fund at March 31, 1999.


CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

          As of March 31, 1999, Staten Island Bancorp, directly or indirectly through its subsidiary Staten Island Savings Bank, 15 Beach Street, Staten Island, New York, owned approximately 34% of the outstanding shares of the Fund. As a result of such ownership, Staten Island Bancorp, which is organized as a New York savings bank, is deemed to be a controlling person of the Fund. Staten Island Bancorp's holding, if it were maintained on the record date of any meeting of shareholders of the Fund, would enable Staten Island Bancorp to exercise a substantial influence over the outcome of each matter submitted to a vote of the shareholders of the Fund, including election of directors, and depending on the number of shares present in person or represented by proxy at a meeting of shareholders, may enable Staten Island Bancorp to determine the outcome of each such vote. Harry P. Doherty, who is Chairman and Chief Executive Officer of Staten Island Bancorp, also is a director and the President of the Fund.

          As of March 31, 1999, the following persons owned of record and, to the best of the Fund's knowledge, beneficially more than 5% of the Fund's outstanding securities, directly or indirectly through subsidiaries:


NAME AND ADDRESS                              PERCENTAGE OWNERSHIP
----------------                              --------------------


Staten Island Bancorp                                   34%
15 Beach Street
Staten Island, New York  10304

Ridgewood Savings Bank                                  19%
71-02 Forest Avenue
Ridgewood, NY  11385

The Roslyn Savings Bank                                  8%
1400 Old Northern Boulevard
Roslyn, NY 11576

Watertown Savings Bank                                   8%
111 Clinton Street
Watertown, New York  13601

Warwick Community Bancorp                                6%
18 Oakland Avenue
P.O. Box 591
Warwick, NY 10990-0591


INVESTMENT ADVISORY AND OTHER SERVICES

          Shay Assets Management, Inc. serves as the Investment Adviser of the Fund; PFPC Inc. serves as its administrator, transfer agent, dividend paying agent and shareholder servicing agent; and PFPC Trust Company is the custodian for the Fund.

INVESTMENT ADVISER

          Shay Assets Management, Inc. (the Fund's "Investment Adviser") makes investment decisions for the Fund and is responsible for placing purchase and sale orders for portfolio securities and other investments. Under the investment advisory agreement between the Investment Adviser and the Fund (the "Investment Advisory Agreement"), the Investment Adviser receives a fee from the Fund computed at the annual rate of 0.75% of the first $100,000,000 of the Fund's average daily net assets and 0.50% of the Fund's average daily net assets in excess of $100,000,000. The fee payable to the Investment Adviser is reduced (but not below zero) to the extent the expenses of the Fund (exclusive of professional fees, such as legal and audit fees, directors' fees and expenses and distribution expenses, if any, payable under Rule 12b-1) exceed 1.10% of the Fund's average daily net assets during any fiscal year during the term of the

Fund's agreement with the Investment Adviser. The Investment Advisory Agreement also provides for a reduction in the fee payable to the Investment Adviser to the extent the expenses of the Fund would exceed any applicable limit established pursuant to the statutes or regulations of any jurisdictions in which the Fund's shares are qualified for offer and sale. However, the Fund's shares are not offered or sold in any jurisdiction that imposes such a limitation. These limitations did not result in any reduction of the Investment Adviser's fee in 1998. The total amounts paid by the Fund for the years ended December 31, 1996, 1997 and 1998, respectively, in respect of investment advisory services were $492,702, $621,810 and $777,312, respectively, representing 0.75%, 0.75% and 0.74% of the Fund's average daily net assets (after all fee reductions and expense limitations). The Investment Adviser pays for the Fund's legal counsel to prepare the minutes of meetings of the Board of Directors and its committees.

          The Investment Adviser is a registered investment adviser under the Investment Advisers Act of 1940 and serves as investment adviser to Asset Management Fund, Inc., a registered investment company comprising five fixed-income portfolios with aggregate net assets of approximately $1.3 billion at December 31, 1998, and as investment adviser to M.S.B. Fund, Inc., an investment company with net assets of approximately $66 million as of December 31, 1998.

          The Investment Adviser, Shay Assets Management, Inc., is a Florida corporation that is controlled by Rodger D. Shay. The Investment Adviser is a wholly-owned subsidiary of Shay Investment Services, Inc., which is the holding company for the Fund's Investment Adviser and Distributor and certain other related companies engaged primarily in securities-related businesses. Rodger D. Shay is the majority stockholder of Shay Investment Services, Inc. The Investment Adviser's principal office is located at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606.

          Shay Assets Management, Inc. (together with its predecessor, Shay Assets Management Co.) has served as the Fund's Investment Adviser since May 19, 1995. The Fund's current Investment Advisory Agreement with Shay Assets Management, Inc. was approved by the shareholders of the Fund on November 13, 1997.

          Under the Investment Advisory Agreement, the Investment Adviser is not liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund, except a loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services, (ii) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or (iii) reckless disregard by it of its obligations and duties under the agreement.

          The Investment Advisory Agreement will continue in effect from year to year, subject to termination by the Fund or the Investment Adviser as described below, if such continuance is approved at least annually by the vote of the Fund's Board of Directors and a majority of the directors of the Fund who are not "interested persons" of the Fund or of the Investment Adviser.

          The Investment Adviser may terminate the Investment Advisory Agreement upon 90 days' written notice to the Fund. The Investment Advisory Agreement can be terminated at any time without penalty by the Fund upon 30 days' written notice to the Investment Adviser. The Investment Advisory Agreement will terminate automatically in the event of its assignment.

          Certain directors and officers of the Fund are affiliated persons of the Investment Adviser and its affiliates. See "OFFICERS AND DIRECTORS OF THE FUND."

ADMINISTRATOR, TRANSFER AGENT, SHAREHOLDER SERVICING AGENT, DIVIDEND PAYING AGENT AND CUSTODIAN

          PFPC Inc. ("PFPC"), 103 Bellevue Parkway, Wilmington, Delaware 19809, is the Fund's administrator. Pursuant to the terms of the Administration and Accounting Services Agreement between the Fund and PFPC, PFPC performs various administrative services for the Fund, including (i) maintenance of books and records, (ii) preparation of various filings, reports, statements and returns filed with governmental authorities or distributed to shareholders of the Fund and (iii) computation of the Fund's net asset value for purposes of sales and redemptions of shares.

          The Fund pays PFPC for its services as administrator a fee computed at the annual rate of 0.10% of the first $200 million of the Fund's average net assets, 0.075% of the next $200 million of average net assets, with further reductions in the applicable rate for net assets in excess of $400 million, subject to a minimum annual charge of $80,400. The amounts paid to PFPC for the years ended December 31, 1996, 1997 and 1998, were $80,400, $84,732 and
$105,462, respectively. PFPC also serves as the transfer agent, registrar, shareholder servicing agent and dividend paying agent for the Fund and receives additional compensation in such capacities.

          CUSTODIAN. PFPC Trust Company ("PFPC Trust"), 17th & Chestnut Streets, Philadelphia, Pennsylvania, is the custodian of the Fund's investments. PFPC Trust and PFPC are affiliates of PNC Bank Corp. PFPC Trust (or its affiliate PNC Bank, N.A.) has served as the Fund's Custodian since May 19, 1995.

DISTRIBUTOR

          Shay Financial Services, Inc. (the "Distributor") is the distributor of the Fund. The Distributor is a Florida corporation that is controlled by Rodger D. Shay, who is a Vice President of the Fund. The principal business address of the Distributor is located at 230 West Monroe Street, Chicago, IL 60606.

          The Fund has authorized the Distributor to undertake certain activities in connection with the continuous offer and sale of shares of the Fund, including informing potential investors about the Fund through written materials, seminars and personal contacts. The Distributor is obligated to use its best efforts to effect sales of shares of the Fund, but has no obligation to sell any particular number of shares. The Distributor does not receive any compensation from the Fund in connection with such activities.

          Certain directors and officers of the Fund also are directors, officers or employees of the Distributor and its affiliates. See "OFFICERS AND DIRECTORS OF THE FUND."

INDEPENDENT AUDITORS

          Arthur Andersen LLP, 1601 Market Street, Philadelphia, Pennsylvania serves as the Fund's independent auditors and in that capacity audits the Fund's annual financial statements.

PURCHASE AND SALE OF PORTFOLIO SECURITIES

     The primary aim of the Fund in the allocation of portfolio transactions to various brokers is the attainment of best price and execution consistent with obtaining investment research services and statistical information at reasonable cost. The Investment Adviser is thus authorized to pay a brokerage commission in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of efficient execution and research and statistical information provided by the selected broker. Transactions in portfolio securities were effected during the calendar year 1998 through a total of 3 brokers, drawn from a list of brokers selected by the Investment Adviser on the basis of their ability to provide efficient execution of portfolio transactions and investment research and statistical information. A large majority of the Fund's portfolio transactions are executed on national securities exchanges through member firms. However, when the Investment Adviser believes that a better price can be obtained for the Fund, portfolio transactions may be executed in the third market. Portfolio transactions in unlisted securities are executed in the over-the-counter market. The brokerage list is reviewed continually in an effort to obtain maximum advantage from investment research and statistical information made available by brokers, and allocation among the brokers is made on the basis of best price and execution consistent with obtaining research and statistical information at reasonable cost.

     In 1998, brokerage commissions of $41,170 (attributable to purchases of $16,473,188 and proceeds from sales of $14,961,499) were paid to brokers who provided investment research and statistical information to the Investment Adviser. The research and statistical information provided to the Investment Adviser consist primarily of written and electronic reports and presentations analyzing specific companies, industry sectors, the stock market and the economy. To the extent that the Investment Adviser uses such research and information in rendering investment advice to the Fund, the research and information tend to reduce the Investment Adviser's expenses. The Investment Adviser may use research services and statistical information furnished by brokers through which the Fund effects securities transactions in servicing all of its accounts, and the Investment Adviser may not use all such services in connection with the Fund. The total amounts of brokerage commissions paid in 1996, 1997 and 1998 were $70,147, $52,668 and $50,104, respectively. The
Investment Adviser monitors the reasonableness of commissions paid by the Fund based on its experience in the market, and the Board of Directors periodically reviews the reasonableness of such commissions as well.

          Neither the Fund nor any of its officers or directors, nor its Investment Adviser, is affiliated with any broker employed by the Fund in connection with the purchase or sale of portfolio securities or other investments. The Fund does not maintain joint or joint and several trading accounts in securities.

EXPENSES OF THE FUND

          The Fund is responsible for the payment of its expenses. Such expenses include, without limitation, the fees payable to the Fund's Investment Adviser, administrator, transfer agent, shareholder servicing agent, dividend paying agent and custodian, brokerage fees and expenses, filing fees for the registration or qualification of the Fund's shares under federal or state securities laws, taxes, interest, the cost of liability insurance, fidelity bonds, indemnification expenses, legal and auditing fees and expenses, any costs, expenses or losses arising out of any liability of, or claim for damages or other relief asserted against, the Fund for violation of any law, expenses of preparing and printing prospectuses, proxy materials, reports and notices and of mailing the same to shareholders and regulatory authorities, the compensation and expenses of the Fund's directors and officers who are not affiliated with the Fund's Investment Adviser or administrator and any extraordinary expenses incurred by the Fund.


DESCRIPTION OF CAPITAL STOCK

          The capital stock of the Fund consists of a single class of common shares with a par value of $1.00 per share. Each common share entitles the holder to one vote for the election of directors and on all other matters. These shares have non-cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. All shares have equal rights to participate in any dividends declared and, in the event of liquidation, in the assets of the Fund. Upon issuance and payment in accordance with the terms herein described, the shares will be fully paid and nonassessable. There are no conversion rights, preemptive rights or sinking fund provisions with respect to the Fund's shares.

          Shares of stock of the Fund may not be sold or transferred to or be owned by, any person other than an Eligible Institution.

GENERAL INFORMATION

          Statements contained in the Prospectus and this Statement of Additional Information as to the contents of any contract or agreement or other document referred to are not necessarily complete. In each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement of which the Prospectus and this Statement of Additional Information form a part, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

          The financial statements, including the notes thereto, incorporated by reference into this Statement of Additional Information have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Except as set forth above, this Statement of Additional Information does not incorporate any other portion of the Annual Report.

          The Fund will provide a copy of the Annual Report without charge to each person to whom this Statement of Additional Information is delivered. Investors should direct requests to the Fund in writing c/o Shay Financial Services, Inc., 230 West Monroe Street, Suite 2810, Chicago, IL 60606 or by telephone at 800-527-3713.

                            PART C. OTHER INFORMATION
                                    -----------------


ITEM 23.  EXHIBITS
------------------

            (a) Restated Certificate of Incorporation of the Registrant. Previously filed with Amendment No. 9 as Exhibit 1.

            (b)   By-Laws. Previously filed with Amendment No. 10 as Exhibit 2.

            (c)   Instruments Defining Rights of Security Holders

                  (1) Form of Certificate for Common Stock. Previously filed with Amendment No. 2 as Exhibit 4.

                  (2) Articles Third, Fourth, Ninth, Tenth and Eleventh of Certificate of Incorporation (See Exhibit (a))

                  (3)   Articles II, VIII, IX and XVI of By-Laws (See Exhibit
                        (b))

            (d) Investment Advisory Agreement dated as of December 9, 1997, between the Registrant and Shay Assets Management, Inc. Previously filed with Amendment No. 10 as Exhibit 5.

            (e) Distribution Agreement dated as of December 9, 1997, between the Registrant and Shay Financial Services, Inc. Previously filed with Amendment No. 10 as Exhibit 9(c).

            (f)   Not Applicable.

            (g)   Custody Agreement

                  (1) Custodian Services Agreement dated as of May 19, 1995, between the Registrant and PFPC Trust Company, as assignee of PNC Bank, National Association. Previously filed with Amendment No. 8 as Exhibit 8(a).

                  (2)   Custodian  Services Fees  Agreement  dated as of
                        May 19, 1995, between the Registrant and PFPC Trust Company, as assignee of PNC Bank, National Association. Previously filed with Amendment No. 8 as Exhibit 8(b).

                  (3) Administration and Accounting, Transfer Agency and Custodian Services Fee Waivers Agreement dated as of May 19, 1995, between the Registrant, PFPC Trust Company, as assignee of PNC Bank, National Association, and PFPC Inc. Previously filed with Amendment No. 8 as
                        Exhibit 8(c).

            (h)   Other Material Contracts

                  (1) Administration and Accounting Services Agreement dated as of May 19, 1995, between the Registrant and PFPC Inc. Previously filed with Amendment No. 8 as Exhibit 9(a).

                  (2) Transfer Agency Services Agreement dated as of May 19, 1995, between the Registrant and PFPC Inc. Previously filed with Amendment No. 8 as Exhibit 9(b).

            (i)   Not Applicable.

            (j)   Not Applicable.

            (k)   Not Applicable.

            (l)   Not applicable.

            (m)   Not applicable.

            (n)   Financial Data Schedule

            (o)   Not applicable.

ITEM 24.    PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
            -------------------------------------------------------------

          As of March 31, 1999, Staten Island Bancorp, directly or indirectly through its subsidiary Staten Island Savings Bank, 15 Beach Street, Staten Island, New York, owned approximately 34% of the outstanding shares of the Fund. As a result of such ownership, Staten Island Bancorp, which is organized as a New York mutual savings bank, is deemed to be a controlling person of the Fund. Staten Island Bank Investment Corporation, Staten Island Bank Mortgage Corporation and Staten Island Funding Corporation, New York corporations and wholly-owned subsidiaries of Staten Island Savings Bank, are deemed to be under common control with the Registrant.

ITEM 25.  INDEMNIFICATION
          ---------------

          Sections 721-726 of the New York Business Corporation Law provide that a New York corporation shall have the power and, in certain cases, the obligation to indemnify officers or directors against certain liabilities.
Article XVII of the by-laws of the Registrant provides that the Registrant shall indemnify directors or officers to the full extent permitted by New York law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          In addition, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, indemnification by the Registrant of its directors and officers against liabilities arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices is against public policy and, therefore, unenforceable. In the event that any questions arise as to the lawfulness of indemnification under the Investment Company Act of 1940 or the advancement of legal fees or other expenses incurred by its officers and directors, the Registrant will not advance such expenses or provide such indemnification unless there has been a determination by a court, by a vote of a majority of a quorum consisting of disinterested, non-party directors, or by independent legal counsel in a written opinion or by other reasonable and fair means that such indemnification or advancement would not violate Section 17 of the Investment Company Act of 1940 and the rules and regulations thereunder.

          In addition, the Registrant has entered into a Directors and Officers Liability Insurance Policy covering the period August 1, 1998 to July 31, 1999. Such policy insures against loss which any directors or officers of the Registrant are obligated to pay by reason of claims based on actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any matter claimed against them solely by reason of their being directors or officers. The policy does not protect or purport to protect any director or officer against any loss arising from fines or penalties imposed by law or matters which may be deemed uninsurable under the law.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER
          --------------------------------------------------------

          Incorporated herein by reference from the Statement of Additional Information are the following: the description of the business of Shay Assets Management, Inc. (the "Investment Adviser"), contained in the section entitled "Investment Advisory and Other Serices;" the information concerning the organization and controlling persons of Shay Financial Services, Inc. (the "Distributor") contained in the section entitled "Investment Advisory and other Services;" and the biographical information pertaining to Messrs. Shay, Sammons, McCabe and Trautman contained in the section entitled "Officers and Directors of the Fund."

          The Investment Adviser is located at 230 West Monroe Street, Suite 2810, Chicago, Illinois, 60606 and at 1000 Brickell Avenue, Miami,

Florida, 33131, and also has offices in New York City and Summit, New
Jersey. The Investment Adviser is a wholly-owned subsidiary of Shay Investment Services, Inc. ("SISI"). SISI is controlled by Rodger D. Shay, and Arthur M. Berardelli and Rodger D. Shay, Jr. each owned 5% or more of its shares at March 31, 1999. Shay Financial Services, Inc. ("SFSI") and First Financial Trust Company ("FFTC") are also wholly-owned subsidiaries of SISI.

            Rodger D. Shay is the Chairman of the Investment Adviser, SISI, and SFSI. Edward E. Sammons, Jr. is President of the Investment Adviser and Executive Vice President of SISI and SFSI. Rodger D. Shay, Jr. is the President of SFSI, Senior Vice President of SISI and Executive Vice President of the Investment Adviser. Roy R. Hingston and Robert T. Podraza are also Vice Presidents of the Investment Adviser, SISI and SFSI.

          SFSI is a securities broker-dealer registered with the Securities and Exchange Commission. FFTC is a Texas trust company which provides custodial services, primarily for institutional customers of SFSI.

          Effective December 8, 1997, the Investment Adviser began rendering investment adviser services to the Fund and two other registered investment companies, Asset Management Fund, Inc. ("AMF") and M.S.B. Fund, Inc. In addition, the Investment Adviser acts as investment adviser to several savings banks located in New York State on a non-discretionary basis.

          From its inception in August 1990 to December 7, 1997, the Investment Adviser was a 50% general partner and the managing partner of Shay Assets Management Co. ("SAMC"), the Fund's prior investment adviser. SAMC was the investment adviser for the Fund and M.S.B. Fund, Inc. from May 19, 1995 to December 7, 1997, for AMF from September 1, 1990 to December 7, 1997, and for the Institutional Investors Tax-Advantaged Income Fund, Inc. from May 19, 1995 to March 15, 1996, and was the Sub-Adviser, providing portfolio management services, for the U.S. Mortgage Securities Portfolio of Nationar Funds, Inc. from June 1994 to February 1995. In addition, SAMC acted as investment adviser to several savings banks located in New York State on a non-discretionary basis. SAMC was dissolved on December 7, 1997, with its assets, liabilities, and business (including investment advisory services to the Fund) being transferred to the Investment Adviser.

ITEM 27.    PRINCIPAL UNDERWRITERS
            ----------------------

   (a) The Distributor, Shay Financial Services, Inc., serves as the principal distributor for M.S.B. Fund, Inc. and Asset Management Fund, Inc.
in addition to serving Institutional Investors Capital Appreciation Fund, Inc.

   (b) Rodger D. Shay is the Chairman and sole director of the Distributor. He also serves as an officer of the Registrant. Edward E. Sammons, Jr. is the Executive Vice President of the Distributor and an officer of the Registrant. Other information about Mr. Shay and Mr. Sammons required by this Item 27 is incorporated herein by reference to Item 26 and the "Officers and Directors of the Fund" in the Statement of Additional Information. Set forth below are the names, principal business addresses and positions and offices with the Distributor of the other officers of the Distributor.


NAME OF DIRECTOR OR                                     POSITIONS AND OFFICES
-------------------                                     ---------------------
OFFICER OF THE DISTRIBUTOR  PRINCIPAL BUSINESS ADDRESS  WITH DISTRIBUTOR
--------------------------  --------------------------  ----------------

Robert T. Podraza           230 West Monroe Street      Chief Financial Officer
                            Chicago, IL  60606          and Chief Operating
                                                        Officer

Rodger D. Shay, Jr.         1000 Brickell Avenue        President
                            Miami, FL  33131



ITEM 28.    LOCATION OF ACCOUNTS AND RECORDS
            --------------------------------

          The books and other documents required to be maintained pursuant to Rule 31a-1(b) (4) and (b) (10) are in the physical possession of the Fund's Investment Adviser, Shay Assets Management, Inc., 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606; accounts, books and other documents required by Rule 31a-1(b) (5) through (7) and (b) (11) and Rule 31a-1(f) are in the physical possession of Shay Assets Management, Inc., 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606; all other books, accounts and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the physical possession of PFPC Inc., 103 Bellevue Parkway, Wilmington, Delaware 19809.

ITEM 29.    MANAGEMENT SERVICES
            -------------------

            Not applicable.

ITEM 30.    UNDERTAKINGS
            ------------

            Not applicable.

SIGNATURES


          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and State of New York on the 29th day of April, 1999.




                                    INSTITUTIONAL INVESTORS CAPITAL
                                    APPRECIATION FUND, INC.




                                    By: /S/ JOHN MCCABE
                                        ----------------------------------------
                                        John McCabe
                                        Senior Vice President

                                  EXHIBIT INDEX

Exhibit
NUMBER            DESCRIPTION
------            -----------


(n)       Financial Data Schedule